Exhibit 10.1

SECOND AMENDMENT TO CONFIDENTIAL BTC LENDING
PROGRAM PARTICIPATION AGREEMENT

          THIS SECOND AMENDMENT (this “Amendment”) to the Confidential BTC Lending Program Participation Agreement dated as of March 12, 2018 (the “BTC Lending Agreement”) by and between Yield Endurance, Inc., a New Jersey corporation (the “Company”) and Madison Partners, LLC, a Delaware limited liability company (“Madison”) is made and entered into as of June 14, 2018. The Company and Madison are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. To the extent that capitalized terms are not defined in the text of this Amendment, such terms have the meanings set forth in the BTC Lending Agreement.
RECITALS
WHEREAS, the Company and Madison are parties to the BTC Lending Agreement.

WHEREAS, the Parties desire to amend the BTC Lending Agreement as further described herein.

AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENTS
Section 1.1          Amendments to Section 1, Definitions.  Each of the following definitions set forth in Section 1 of the BTC Lending Agreement are hereby amended and restated to read as follows:
“Calendar Month” means any calendar month or partial month.
“Company Initial Return” means the first ten percent (10%) of interest paid on an extension loan or other investment made pursuant to a Master Bitcoin Loan Agreement or any other investment arrangement.  For example, if Madison receives interest in the amount of 18% on an extension loan for $100, the Company’s Initial Return will equal $10.

“Company Participation Percentage” means fifty percent (50%) of the remaining Participation Income, calculated after full payment of the Company’s Initial Return. For example, if Madison receives interest in the amount of 18% on an extension loan for $100, the remaining Participation Income will equal $8 (following the allocation of $10 to the Company as the Company Initial Return) and the Company’s Participation Income will equal $4.

“Madison Participation Percentage” means fifty percent (50%) of the remaining Participation Income, calculated after full payment of the Company’s Initial Return.

Section 1.2          Amendment to Section 2.2.  Section 2.2 of the Agreement shall be amended in its entirety to read as follows:

“Madison shall use its best efforts to use the BTC delivered by or on behalf of the Company to lend or invest such BTC or the proceeds of any BTC or other assets held in whatever form then existing to third parties (which for such purpose may include affiliated or associated companies of Madison) (the “Borrowers”) in exchange for fees paid by Borrowers to Madison, pursuant to one or more Master Bitcoin Loan Agreements (or other investment documents as determined in the sole and absolute discretion of Madison) substantially in the form approved by the Company from time to time or if no such approval is timely received, as determined by Madison (each a “Master Bitcoin Loan Agreement” and collectively, the “Master Bitcoin Loan Agreements”).  Madison shall deliver or cause to be delivered to the Company, any and all documents received in support of a Master Bitcoin Loan Agreement.  In addition, the Company acknowledges that Madison shall have the sole and exclusive right to determine the manner in which the BTC is held (e.g. in BTC, fiat currency or otherwise) and to make all investment decisions regarding the BTC and the proceeds of any investment made, including whether to lend it to third parties or invest in other assets or in securities.  The Company further acknowledges that Madison, its affiliates and its subsidiaries shall not have any fiduciary duty or other responsibility to invest in cash or cash equivalents and may, in its sole and absolute discretion, invest in liquid and illiquid investments including in or through related parties of the Borrowers.   Notwithstanding anything to the contrary herein, Madison shall invest or direct the investment of such funds as provided above, but only to the extent that such investment would not cause either the Company or its parent to be considered an “investment company” under Section 3(a) of the Investment Company Act of 1940, pursuant to then applicable interpretations of the Securities and Exchange Commission.  All investments shall in all respects and in whatever form be considered to be “Collateral” pursuant to that certain Security Agreement and subject to the Guaranty Agreement entered into in connection with the Note Purchase Agreement.”

Section 1.3          Amendment to Section 2.4(a).  Section 2.4(a) of the Agreement shall be amended in its entirety to read as follows:
“(a) Madison will (i) wire transfer to the Company within fifteen days following the end of each Calendar Month such account as specified in writing by an authorized Company representative, an amount equal to: the applicable Company Initial Return plus the Company Participation Percentage for the most recently completed Calendar Month (“Participation Payments”) which shall be maintained in a segregated account not subjected to the claims of any creditors except those creditors who are (A) Borrowers under the Master Bitcoin Loan Agreements or, (B) the Company and (ii) allocate to itself an amount equal to the Madison Participation Percentage. Madison will provide the Company with a calculation of the amount due per this Section 2.4 providing sufficient detail to permit the Company to verify the accuracy of such calculation (the “Calculation Statement”). Any disputes with respect to the calculation of any payment amounts in this Section 2.4 shall be resolved by means of the process set forth in this Section 2.4.”
Section 1.4          Amendment to Section 8.1.  Section 8.1 of the Agreement shall be amended in its entirety to read as follows:
“Governing Law.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated only before a federal court located in the State of New Jersey and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New Jersey with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.”

ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.1          Confirmation.  Except as modified herein, all terms and provisions of the BTC Lending Agreement (including the exhibits and schedules thereto) are unchanged and remain in full force and effect.
Section 2.2          Entire Agreement.  This Amendment and the BTC Lending Agreement (as amended hereby) constitute the entire agreement between the Parties with respect to the subject matter of this Amendment and the BTC Lending Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of hereof.
Section 2.3          Amendments and Waivers.  No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party.  No failure on the part of any Party to exercise any power, right, privilege or remedy under this Amendment, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Amendment, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
Section 2.4          Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures received as a “.pdf” attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 2.5          Governing Law.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Amendment shall be adjudicated only before a federal court located in the State of New Jersey and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New Jersey with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Amendment, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date and year first above written.

YIELD ENDURANCE, INC.

By:
Name:
Title:

MADISON PARTNERS, LLC

By:
Name:
Title:

[Signature Page to Second Amendment to BTC Lending Agreement]